UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 16, 2021

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	NXTP	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Nithinan ‘Jess’ Boonyawattanapisut, Employment Agreement

On September 16, 2021, NextPlay Technologies, Inc. (the “Company”, “we” and “us”) entered into an Employment Agreement with Nithinan ‘Jess’ Boonyawattanapisut, its Co-Chief Executive Officer and member of its board of directors, which agreement has an effective date of October 1, 2021. The agreement remains in effect (renewing automatically on a month-to-month basis), until either party provides the other at least 30 days prior written notice of its intent to terminate the agreement, or until terminated as discussed below.

The agreement includes a non-compete provision, prohibiting Ms. Boonyawattanapisut from competing against the Company during the term of the agreement and for a period of 12 months after termination thereof (subject to certain exceptions described below), in any state or country in connection with (A)  the commercial sale of products sold by the Company during the six (6) months preceding the termination date; and (B) any services the Company commercially offered during the six (6) months prior to the termination date (collectively, the “Non-Compete”).

During the term of the agreement, Ms. Boonyawattanapisut is to receive a base salary of $400,000 per year, which may be increased at any time at the discretion of the Compensation Committee of the board of directors of the Company without the need to amend the agreement; an annual bonus payable at the discretion of the Compensation Committee; other bonuses which may be granted/approved from time to time in the discretion of the Compensation Committee; $200,000 in cash and 25,000 shares of common stock issued as a sign-on bonus under the terms of the Company’s Amended and Restated 2017 Equity Incentive Plan (the “Plan”); up to four weeks of annual paid time off, which can be rolled-over year to year, or which in the discretion of Ms. Boonyawattanapisut, can be required to be paid in cash at the end of any year or the termination of the agreement; and a car allowance equal to an equivalent of $1,500 per month, during the term of the agreement.

The agreement provides Ms. Boonyawattanapisut with the option of receiving some or all of the base salary and/or any bonus in shares of the Company’s common stock, with such shares being based on the higher of (a) the closing sales price per share on the trading day immediately preceding the determination by Ms. Boonyawattanapisut to accept shares in lieu of cash; and (b) the lowest price at which such issuance will not require stockholder approval under the rules of the stock exchange where the Company’s common stock is then listed or Nasdaq ((a) or (b) as applicable, the “Share Price” and the “Stock Option”), provided that Ms. Boonyawattanapisut is required to provide the Company at least five business days prior written notice if she desires to exercise the Stock Option as to any payment of compensation, unless such time period is waived by the Company. The issuance of the shares described above is subject to the approval of the stock exchange where the Company’s common stock is then listed or Nasdaq, and where applicable, stockholder approval, and in the sole discretion of the board of directors, may be issued under, or outside of, a stockholder approved stock plan.

The agreement includes standard provisions relating to the reimbursement of business expenses, indemnification rights, rights to Company property and inventions (which are owned by the Company), dispute resolutions, tax savings, clawback rights and provisions entitling Ms. Boonyawattanapisut to receive any fringe benefits offered by the Company to other executives (subsidized in full by the Company) including, but not limited to, family coverage for health/medical/dental/vision, life and disability insurance.

The agreement terminates upon Ms. Boonyawattanapisut’s death and can be terminated by the Company upon her disability (as described in the agreement), by the Company for Cause (defined below) or Ms. Boonyawattanapisut for Good Reason (defined below). For the purposes of the agreement, (A) “Cause” means (i) Ms. Boonyawattanapisut’s gross and willful misappropriation or theft of the Company’s or any of its subsidiary’s funds or property; or (ii) Ms. Boonyawattanapisut’s conviction of, or plea of guilty or nolo contendere to, any felony or crime involving dishonesty or moral turpitude; or (iii) Ms. Boonyawattanapisut materially breaches any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within thirty (30) days of written notice thereof from the Company (except for certain breaches which cannot be cured); or (iv) Ms. Boonyawattanapisut commits any act of fraud; and (B) “Good Reason” means (i) without the consent of Ms. Boonyawattanapisut, the Company materially reduces Ms. Boonyawattanapisut’s title, duties or responsibilities, without the same being corrected within ten (10) days after being given written notice thereof; (ii) the Company fails to pay any regular installment of base salary to Ms. Boonyawattanapisut and such failure to pay continues for a period of more than thirty (30) days; or (iii) a successor to the Company fails to assume the Company’s obligations under the agreement, without the same being corrected within thirty (30) days after being given written notice thereof.

In the event of termination of the agreement for death or disability by Ms. Boonyawattanapisut without Good Reason, or for Cause by the Company, Ms. Boonyawattanapisut is due all consideration due and payable to her through the date of termination. In the event of termination of the agreement by Ms. Boonyawattanapisut for Good Reason or the Company for any reason other than Cause (or if Ms. Boonyawattanapisut’s employment is terminated other than for Cause within six (6) months before or twenty-four (24) months following the occurrence of a Change of Control (defined in the agreement) of the Company), Ms. Boonyawattanapisut is due all consideration due and payable through the date of termination; a lump sum payment equal to twelve (12) months of base salary; continued participation in all benefit plans and programs of the Company for twelve (12) months after termination (or at the option of the Company, reimbursement of COBRA insurance premiums for substantially similar coverage as the Company’s plans); and the Non-Compete will not apply to Ms. Boonyawattanapisut.

The terms of the agreement were approved by the Company’s Compensation Committee and Audit Committee, each consisting solely of ‘independent’ members of the Company’s board of directors.

Item 8.01 Other Events.

Director Compensation Policy

On September 16, 2021, the Board of Directors approved an updated compensation plan setting forth compensation payable to the non-executive members of the Board of Directors. Pursuant to the updated compensation plan, each non-executive member of the Board of Directors will receive (a) compensation of $60,000 per year; (b) additional compensation of $15,000 per year for chairpersons of each committee of the Board of Directors; and (c) additional consideration of $30,000 per year to each co-chairman of the Board of Directors. The compensation is earned and payable on a pro-rata, quarterly basis, with a total of 70% of the compensation payable in common stock, based on the closing price of the Company’s common stock on the last day of each fiscal quarter during which consideration is earned, and 30% accrued and paid in cash at such time as the Company has had at least two consecutive profitable quarters. The compensation is payable retroactive to July 1, 2020. Notwithstanding the above, the compensation payable to Mr. Donald P. Monaco, our co-Chairman of the Board of Directors is to be reduced by the amount he has already been paid in fiscal 2022. Finally, in addition to the above, the board is eligible for yearly bonuses as approved by the Board of Directors. All shares issued pursuant to the above will be issued under the Plan and subject thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Employment Agreement dated September 16, 2021, by and between Nithinan Boonyawattanapisut and NextPlay Technologies, Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: September 22, 2021	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer